                 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN
                  THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                     OMITTED AND FILED SEPARATELY WITH THE
                  SECURITIES AND EXCHANGE COMMISSION PURSUANT
                TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF
                               1934, AS AMENDED.


                                                                   Exhibit 10.89



                           AXYS PHARMACEUTICALS, INC.



                                       AND



                                ROCHE BIOSCIENCE






          -------------------------------------------------------------




                             COLLABORATION AGREEMENT




          ------------------------------------------------------------









                                  JUNE 1, 1998

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
1.      DEFINITIONS..........................................................................1

2.      MANAGEMENT AND SCOPE OF COLLABORATION................................................8

        2.1    Undertaking and Scope.........................................................8

        2.2    Limited Use...................................................................8

        2.3    Formation of JRPC.............................................................9

        2.4    Meetings of JRPC..............................................................9

        2.5    JRPC Decision-Making Process..................................................9

        2.6    Collaboration Term Extension..................................................9

3.      COLLABORATIVE ACTIVITIES............................................................10

        3.1    Mutual Responsibilities; Cooperation.........................................10

        3.2    Conduct of Research..........................................................10

        3.3    Availability of Resources....................................................10

        3.4    Transfer of Materials........................................................10

        3.5    Disclosure; Reports..........................................................10

        3.6    Identification of NemaPharm Targets..........................................11

        3.7    Screening of Compounds; Discontinuation of Development.......................11

        3.8    Axys Development of Gene Therapy Products and Protein Products...............11

        3.9    Facility Visits..............................................................12

4.      GRANT OF LICENSES...................................................................12

        4.1    Research Licenses............................................................12

        4.2    Licenses To Roche Bioscience in the Commercialization Field..................12

        4.3    License to Roche Bioscience Outside the Commercialization Field..............14

        4.4    Licenses To Axys.............................................................15

        4.5    Sublicenses..................................................................16

        4.6    Diligence Obligations of Roche Bioscience Related to NemaPharm Targets.......16

        4.7    Diligence Obligations of Roche Bioscience With Respect to Development
               and Promotion of Roche Bioscience Products...................................17

5.      PAYMENT OBLIGATIONS.................................................................18

        5.1    Upfront Payment..............................................................18

        5.2    Research Funding.............................................................18

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                           PAGE
                                                                                           ----
        5.3    Term Extension...............................................................18

        5.4    Milestone Payments...........................................................18

        5.5    [*]..........................................................................20

        5.6    Royalty Payments ............................................................21

        5.7    Third Party Royalties........................................................21

6.      PAYMENTS; RECORDS; AUDITS...........................................................21

        6.1    Payment; Reports.............................................................21

        6.2    Exchange Rate; Manner and Place of Payment...................................22

        6.3    Late Payments................................................................22

        6.4    Records and Audits...........................................................23

        6.5    Taxes........................................................................24

        6.6    Prohibited Payments..........................................................24

7.      PATENT RIGHTS AND INFRINGEMENT......................................................24

        7.1    Ownership of Patent Rights...................................................24

        7.2    Confidentiality Obligations..................................................24

        7.3    Prosecution and Maintenance of Patent Rights.................................24

        7.4    Cooperation of the Parties...................................................25

        7.5    Infringement by Third Parties................................................26

        7.6    Infringement of Third Party Rights...........................................27

8.      INDEPENDENT CONTRACTOR..............................................................27

9.      CONFIDENTIALITY.....................................................................27

        9.1    Nondisclosure................................................................27

        9.2    Exceptions...................................................................28

        9.3    Publications.................................................................28

10.     REPRESENTATIONS, WARRANTIES AND COVENANTS...........................................28

        10.1   Corporate Power..............................................................29

        10.2   Due Authorization............................................................29

        10.3   Binding Agreement............................................................29

        10.4   Disclaimer of Warranties.....................................................29

        10.5   Mutual Indemnification.......................................................29


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                           PAGE
                                                                                           ----
11.     TERM AND TERMINATION................................................................29

        11.1   Term.........................................................................30

        11.2   Termination for Cause........................................................30

        11.3   Effect of Expiration or Termination..........................................30

12.     PUBLICITY...........................................................................31

        12.1   Publicity Review.............................................................31

        12.2   Standards....................................................................31

13.     DISPUTE RESOLUTION..................................................................31

        13.1   Disputes.....................................................................31

        13.2   Procedure....................................................................31

14.     MISCELLANEOUS.......................................................................32

        14.1   Assignment...................................................................32

        14.2   Force Majeure................................................................33

        14.3   Payment in U.S. Dollars......................................................33

        14.4   Notices......................................................................33

        14.5   Governing Law................................................................34

        14.6   Waiver.......................................................................34

        14.7   Severability.................................................................34

        14.8   Entire Agreement.............................................................34

        14.9   Counterparts.................................................................35



                                      iii.

                             COLLABORATION AGREEMENT

        THIS COLLABORATION AGREEMENT (the "Agreement") is made as of June 1, 1998 (the "Effective Date") by and among AXYS PHARMACEUTICALS, INC., a Delaware corporation with its principal office at 180 Kimball Way, South San Francisco, California 94080 and its subsidiaries, NemaPharm, Inc. and Sequana Therapeutics, Inc., ("Axys"), and ROCHE Bioscience, a division of Syntex (U.S.A.) Inc., a Delaware corporation with its principal office at 3401 Hillview Avenue, Palo Alto, California, 94304 ("Roche Bioscience") and, for purposes only of Sections 4.1.2, 4.4 and 4.7.2 , both of F. Hoffmann-La Roche, Ltd., a Swiss corporation located in Basel, Switzerland ("FHLR") and Hoffmann-La Roche Inc., a New Jersey corporation located in Nutley, New Jersey ("HLR").

                                    RECITALS

        WHEREAS, the Parties desire to collaborate to perform functional analysis of rat or human ESTs provided by Roche Bioscience using their respective bioinformatics and genomics capabilities;

        WHEREAS, the goal of the collaboration is to identify therapeutic, prophylactic and diagnostic products through such analysis for applications in Pain, Peripheral Arterial Occlusive Disease and Lower Urinary Tract Disorders as hereinafter defined in Article 1; and

        WHEREAS, the Parties desire to provide for the allocation of rights to intellectual property, products and services for the prevention, treatment and diagnosis of Pain, Peripheral Arterial Occlusive Disease and Lower Urinary Tract Disorders resulting from the collaboration on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

1.      DEFINITIONS

    1.1 "AFFILIATE" means any person, organization or entity that is, directly or indirectly, controlling, controlled by, or under common control with Roche Bioscience or Axys as the case may be. The term "Control" as used in this section 1.1 (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such person, an organization or entity, whether through the ownership of voting securities, or by contract or court order or otherwise. The ownership of voting securities of a person, organization or entity shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such a person, organization or entity. For purposes of this Agreement, Genentech, Inc. shall not be considered to be an Affiliate of Roche Bioscience unless an authorized officer of Roche Bioscience notifies Axys in writing that Genentech, Inc. is an Affiliate of Roche Bioscience. Axys Pharmaceuticals, Inc. shall determine which of its subsidiaries shall be responsible for performing individual obligations required, or receiving individual benefits or rights, of Axys pursuant to this Agreement.

    1.2 "ANTISENSE PRODUCT" shall mean any product for the prevention, treatment or diagnosis of any disease or disorder, that contains an antisense product which consists of any complete, partial, altered or mutated RNA or DNA sequence complementary to or derived from an RNA or DNA sequence of one or more NemaPharm Target(s) licensed to Roche Bioscience pursuant to Section 4.2.1(a) or any human or other animal homolog of that NemaPharm Target(s).

    1.3 "AXYS KNOW-HOW" means the Know-How owned or Controlled by Axys, relating to Axys' activities under the Research Plan necessary or useful to conduct the Collaboration or to develop, manufacture, commercialize, distribute, import, export and sell Roche Bioscience Products.

    1.4 "AXYS PATENT RIGHTS" means the Patent Rights owned or Controlled by Axys, relating to Axys' activities under the Research Plan necessary or useful to conduct the Collaboration or to develop, manufacture, commercialize, distribute, import, export and sell Roche Bioscience Products, but excluding Joint Patent Rights.

    1.5 "AXYS PRODUCT" means a Gene Therapy Product, a Protein Product or any other product for the prevention, treatment or diagnosis of any disease or disorder, which, in each case, is discovered or developed using a NemaPharm Target; provided, however, that the term "Axys Product" shall not include any Small Molecule Product, Antisense Product or Diagnostic Product.

    1.6 "AXYS TECHNOLOGY" means the Axys Patent Rights and the Axys Know-How.

    1.7 "CDNA" means a DNA copy of an mRNA, including, without limitation, all cDNA clones and cDNA templates derived from a given gene transcript and its corresponding coding sequence, including the full length sequence.

    1.8 "COLLABORATION" means the activities of the Parties carried out in performance of, and the relationship between the Parties established by, this Agreement.



                                       2.

    1.9 "COLLABORATION TERM" means the period commencing on the Effective Date and ending on the first to occur of (i) termination of this Agreement according to Article 11 or (ii) the date that is fifteen (15) months following the Effective Date, or twenty-four (24) months following the Effective Date if extended pursuant to Section 2.6.

    1.10 "COMBINATION PRODUCT" means a Product containing or using both a NemaPharm Target and one or more ingredients that are diagnostically useable or therapeutically active alone or in a combination.

    1.11 "COMMERCIALLY REASONABLE EFFORTS" means efforts ordinarily undertaken by the applicable Party on products of similar scientific and commercial potential within the relevant product lines of the Parties.

    1.12 "COMMERCIALIZATION FIELD" means the development or commercialization of products or services for the prevention, treatment or diagnosis of Pain, Peripheral Arterial Occlusive Disease or Lower Urinary Tract Disorders.

    1.13 "CONFIDENTIAL INFORMATION" means all information and materials received by a Party from another Party pursuant to this Agreement and all information and materials developed in the course of the Collaboration, including, without limitation, Know-How of such other Party.

    1.14 "CONTROL" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement with or other arrangement with, or the rights of, any Third Party.

    1.15 "DIAGNOSTIC PRODUCT" means any product or service or combination thereof used for the diagnosis, prognosis and/or monitoring of progression of a disease or disorder or that [*] that is developed utilizing, or is comprised of, any one or more NemaPharm Target(s) licensed to Roche Bioscience pursuant to
Section 4.2.1(b) or which incorporates any complete, partial, altered or mutated RNA or DNA sequence corresponding to or complementary to an RNA or DNA sequence of any such NemaPharm Target(s) or any human or other animal homolog of that NemaPharm Target(s).

    1.16 "EST" or "EXPRESSED SEQUENCE TAG" means a partial or whole sequence of an expressed gene that comprises fifty (50) or more nucleotides.

    1.17 "FDA" means the United States Food and Drug Administration, or the successor thereto.


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."


                                       3.

    1.18 "Final Axys Report" means a report by Axys detailing all major research findings, including summaries of relevant data, resulting from the Collaboration.

    1.19 "FIRST COMMERCIAL SALE" of a Roche Bioscience Product means the first sale for use or consumption of such Roche Bioscience Product in a country after Regulatory Approval and necessary pricing approval has been granted by the governing health regulatory authority of such country. Sale to an Affiliate or sublicensee shall not constitute a First Commercial Sale unless the Affiliate or sublicensee is the end user of the Roche Bioscience Product.

    1.20 "FTE" means [*].

    1.21 "GENE PRODUCT" means all partial cDNAs, DNAs, genes, ESTs, full length cDNAs corresponding thereto, proteins encoded therefrom and corresponding gene expression levels.

    1.22 "GENE THERAPY PRODUCT" means any product for the prevention, treatment or diagnosis of any disease or disorder through gene therapy that consists of any complete, partial, altered or mutated RNA or DNA sequence corresponding to an RNA or DNA sequence of a NemaPharm Target licensed to Roche Bioscience pursuant to Section 4.2.2 or any human or other animal homolog of that NemaPharm Target.

    1.23 "IND" means an Investigational New Drug Application to the FDA to commence human clinical testing of a Roche Bioscience Product, as defined by the FDA, or the equivalent application in any other country or jurisdiction.

    1.24 "JOINT PATENT RIGHTS" means the Patent Rights covering any and all inventions conceived of and reduced to practice jointly by employees or agents of Roche Bioscience, on the one hand, and employees or agents of Axys, on the other hand, in the course of the Collaboration.

    1.25 "JRPC" means the Joint Research Project Committee established pursuant to Section 2.3 hereof.

    1.26 "KNOW-HOW" means inventions, software, techniques, practices, methods, protocols, processes, procedures, knowledge, know-how, trade secrets, skill, experience, data, including pharmacological, toxicological and clinical test data, analytical and quality control data, materials, samples, chemicals, compounds, formulations, DNA, RNA, peptides, proteins, cell lines, genes, transgenic animals and compositions (whether or not patentable).


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       4.

    1.27 "LOWER URINARY TRACT DISORDERS" means [*].


    1.28 "MAJOR EUROPEAN COUNTRIES" means the United Kingdom, France, Germany, Italy, and/or Spain.

    1.29 "NDA" means a New Drug Application or Product License Application (or Biologics License Application), as appropriate, and all supplements filed pursuant to the requirements of the FDA, including all documents, data and other information concerning Roche Bioscience Products that are necessary for or included in FDA approval to market a Roche Bioscience Product, or the equivalent application in any other country or jurisdiction.

    1.30 "NEMAPHARM TARGET" means a Gene Product that is discovered by a Party or jointly by the Parties in the course, or as a direct or indirect result, of the Collaboration through the use of a Roche Bioscience Gene within [*] after the Effective Date and that, [*] the Roche Bioscience Gene.

    1.31 "NET SALES" and the related term "Adjusted Gross Sales" mean:

        1.31.1 "ADJUSTED GROSS SALES" means the amount of gross sales invoiced by Roche Bioscience or Axys or one of their Affiliates, or sublicensees as the case may be, for a Product (including special license sales of the Product), whether in active ingredient form or finished product form, to non-affiliated third party purchasers, less, to the extent such amounts are included in the amount of gross sales, deductions for [*].

        1.31.2 "NET SALES" means the amount calculated by subtracting from the amount of Adjusted Gross Sales [*] of Adjusted Gross Sales, [*].

    1.32. "NOTICE OF ABANDONMENT" shall have the meaning set forth in Section
3.7.


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."


                                       5.

    1.33 "PAIN" means[*].

    1.34 "PARTY" or "Parties" means Roche Bioscience or Axys.

    1.35 "PATENT RIGHTS" means (i) the patents and the patent applications owned or Controlled by a Party that are referred to in Schedule 1.35; (ii) any and all patents arising or resulting from said applications, and all patents and patent applications based upon or claiming priority to any of the foregoing; (iii) any and all extensions or other governmental actions with respect to the foregoing that provide exclusive rights to the patent holder beyond the original patent expiration date), (iv) any and all substitutions, confirmations, registrations, revalidations, re-examinations, reissues, additions, continuations, continuations-in-part, or divisions of or to any of the foregoing and (v) all rights under foreign and domestic patents that include one or more Valid Claims, including without limitation any substitution, extension (including supplemental protection certificate), registration, confirmation, reissue, continuation, divisional, continuation in part, re-examination, renewal or the like, and domestic pending applications for patents, including without limitation, any continuation, division or continuation in part thereof, and any provisional applications.

    1.36 "PERIPHERAL ARTERIAL OCCLUSIVE DISEASE" (PAOD) means [*].

    1.37 "PHASE I" means that portion of the clinical development program that generally provides for the first introduction into humans of a Roche Bioscience Product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the Roche Bioscience Product, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in any Major European Country or Japan.

    1.38 "PHASE III" means that portion of the clinical development program that provides for the continued trials of a Roche Bioscience Product on sufficiently large numbers of patients to confirm the safety and efficacy of a Roche Bioscience Product for the desired claims and indications, as more specifically defined by the rules and regulations of the FDA and corresponding rules and regulations in Major European Countries or Japan.

    1.39 "PRODUCT" means a Roche Bioscience Product or an Axys Product.

    1.40 "PROTEIN PRODUCT" means any product for the prevention, treatment or diagnosis of any disease or disorder that incorporates a protein or peptide encoded by the complete, partial, altered or mutated RNA or DNA sequence corresponding to an RNA or DNA sequence of one or more NemaPharm Target(s) licensed to Roche



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."


                                       6.

Bioscience pursuant to Section 4.2.2 or any human or other animal homolog of that NemaPharm Target(s).

    1.41 "REGULATORY APPROVAL" means (i) approval of an NDA by the FDA permitting commercial sale of a Product and (ii) any comparable approval permitting commercial sale of a Product granted by applicable authorities in any other country or jurisdiction including approval of price and reimbursement.

    1.42 "RESEARCH FIELD" means research, discovery and characterization of Gene Products associated with Pain, Peripheral Arterial Occlusive Disease and Lower Urinary Tract Disorders through the [*].

    1.43 "RESEARCH PLAN" shall have the meaning set forth in Section 2.1.

    1.44 "RESULTS" means any and all inventions, discoveries, methods, ideas, Know-How, data, software, techniques and information, including any gene, genes and sequence information, whether or not patentable, and all Patent Rights and other proprietary rights appurtenant thereto, that are conceived, made, created or reduced to practice by Axys and/or its Affiliates in the course of the Collaboration, as well as any reports relating to the conduct of the Collaboration during the Collaboration Term.

    1.45 "ROCHE BIOSCIENCE GENE" means any Gene Product owned or Controlled by Roche Bioscience that is provided by Roche Bioscience to Axys and/or its Affiliates for purposes of the Collaboration as set out in Exhibit 1.45 as may be amended from time to time.

    1.46 "ROCHE BIOSCIENCE KNOW-HOW" means the Know-How owned or Controlled by Roche Bioscience or its Affiliates relative to the Roche Bioscience Genes that is necessary or useful to conduct the Collaboration or to develop, manufacture and commercialize Products.

    1.47 "ROCHE BIOSCIENCE PATENT RIGHTS" means the process Patent Rights owned or Controlled by Roche Bioscience or an Affiliate, covering a Roche Bioscience Gene, that are required to conduct the Collaboration or to develop, manufacture, commercialize, distribute, import, export and sell Products, but excluding Joint Patent Rights.

    1.48 "ROCHE BIOSCIENCE PRODUCT" means a Small Molecule Product, Antisense Product or Diagnostic Product, or an Axys Product that Roche Bioscience has licensed upon exercise of its right of first negotiation pursuant to Section 4.2.2.



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       7.

    1.49 "ROCHE BIOSCIENCE TECHNOLOGY" means the Roche Bioscience Patent Rights and the Roche Bioscience Know-How.

    1.50 "ROYALTY TERM" means, in the case of any Roche Bioscience Product, in any country, the period of time commencing on the First Commercial Sale and ending upon the [*].

    1.51 "SMALL MOLECULE PRODUCT" means any product for the prevention, treatment or diagnosis of any disease or disorder, that contains [*] one or more NemaPharm Target(s) licensed to Roche Bioscience pursuant to Section 4.2.1(a) or any corresponding human or other animal homolog, and such activity is a primary mechanism of action of such product, excluding any Antisense Product, Gene Therapy Product, Diagnostic Product or Protein Product.

    1.52    "TERRITORY" means the entire world.

    1.53 "THIRD PARTY" means any entity other than Axys or Roche Bioscience or an Affiliate of Axys or Roche Bioscience.

    1.54 "VALID CLAIM" means a claim of an issued patent or pending patent application which claim has not expired, lapsed, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

2.  MANAGEMENT AND SCOPE OF COLLABORATION

    2.1 UNDERTAKING AND SCOPE. The Parties hereby agree to establish and conduct, during the Collaboration Term, a collaborative research program in accordance with a plan (the "Research Plan") and the terms of this Agreement with the goal of developing and commercializing Products. The initial Research Plan for conducting such research program is attached hereto as Exhibit A.

    2.2 LIMITED USE. It is understood and agreed that Axys may use any EST that it, or a Third Party collaborating with Axys, identifies independently of Roche Bioscience Know-How, even in each case if such ESTs are the same as, or substantially similar to, the ESTs provided by Roche Bioscience and/or corresponding full-length



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       8.

clone sequences, provided that for a period of [*] from the Effective Date Axys will not perform research, primarily utilizing C. elegans technologies, on the same or substantially similar ESTs as those provided by Roche Bioscience and/or corresponding full-length clone sequences for itself or any Third Party, in the field of Pain.

    2.3 FORMATION OF JRPC. The conduct of the Collaboration will be managed by the JRPC, which will be comprised of two (2) representatives appointed by Axys and two (2) representatives appointed by Roche Bioscience. Either Axys or Roche Bioscience may appoint substitute or replacement members of the JRPC to serve as their representatives upon notice to the other Party. The JRPC shall decide on the principal aspects of the Collaboration during the Collaboration Term. The JRPC shall have the responsibility and authority to (a) plan and monitor the conduct of the Collaboration, (b) assign tasks and responsibilities under the Research Plan to Roche Bioscience or Axys , (c) review and modify the Research Plan, as it shall deem appropriate to achieve the Parties' objectives under this Agreement and (d) confirm the achievement of milestones and approve payments therefor. Notwithstanding the foregoing, Axys will not be obligated under the Research Plan to the extent that such plan requires Axys to devote more than [*] to the Collaboration; provided that additional FTEs may be included in the Research Plan if the addition of such FTEs is approved in writing by the JRPC and Roche Bioscience increases the research funding payable to Axys pursuant to
Section 5.3.

    2.4 MEETINGS OF JRPC. The JRPC will initially meet at least once per quarter at locations and times to be determined by the JRPC, with the intent of meeting at alternating locations in South San Francisco and Palo Alto, California, with each Party to bear all travel and related costs for its representatives. The hosting Party shall pay for any meeting room and related costs.

    2.5 JRPC DECISION-MAKING PROCESS. Each Party shall have one vote on the JRPC, and all decisions by the JRPC shall be made by unanimous vote. Any disagreement among members of the JRPC will be resolved within the JRPC based on the efficient achievement of the objectives of this Agreement. Any disagreement which cannot be resolved by a unanimous vote of the JRPC shall be referred to the appropriate officers of Axys and Roche Bioscience for resolution under
Article 13. It is the intent of the Parties to resolve issues through the JRPC whenever possible and to refer issues to the officers of Axys and Roche Bioscience only when resolution through the JRPC cannot be achieved.

    2.6 COLLABORATION TERM EXTENSION. No later than the date that is [*] following the Effective Date, Roche Bioscience shall provide written notice to Axys as to whether it wishes to extend the Collaboration Term for an additional nine (9) month period. Upon notice from Roche Bioscience to Axys that it desires to extend the Collaboration Term, the Collaboration Term shall be extended until the date that is



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       9.

twenty-four (24) months following the Effective Date, unless earlier terminated in accordance with Article 11. If not so extended, the Collaboration Term shall terminate fifteen months after the Effective Date.

3.  COLLABORATIVE ACTIVITIES

    3.1 MUTUAL RESPONSIBILITIES; COOPERATION. Each Party shall use Commercially Reasonable Efforts to perform its responsibilities under the Research Plan.

    3.2 CONDUCT OF RESEARCH. During the Collaboration Term, each Party shall use its Commercially Reasonable Efforts to conduct the Collaboration in accordance with the then current Research Plan and in a good scientific manner and in compliance in all material respects with all applicable requirements of applicable laws and regulations.

    3.3 AVAILABILITY OF RESOURCES. Within a reasonable time following the Effective Date, each Party will maintain laboratories, offices and all other facilities reasonably necessary to carry out the activities to be performed by such Party pursuant to the Research Plan. Axys shall devote to the Collaboration [*] research scientists each of whom is experienced in activities described in the Research Plan. Axys will provide Roche Bioscience with a report on a quarterly basis of the number of hours spent by Axys researchers conducting the Collaboration.

    3.4 TRANSFER OF MATERIALS. Commencing promptly after the Effective Date and from time to time thereafter, Roche Bioscience shall transfer to Axys materials relating to the Roche Bioscience Genes, i.e., EST sequences and clones and gross tissue expression profiles, and shall disclose to Axys such information regarding such Roche Bioscience Genes, as, in each case, is reasonably necessary to enable Axys to perform its Collaboration activities hereunder in accordance with the Research Plan.

    3.5 DISCLOSURE; REPORTS. Each Party will make available and disclose to the other Party promptly after the Effective Date all Axys Technology or Roche Bioscience Technology, as applicable, known by such Party as of the Effective Date, and will also disclose all Axys Technology or Roche Bioscience Technology, as applicable, learned, acquired or discovered by such Party at any time prior to the end of the Collaboration Term, as promptly as is reasonably practicable after such technology is obtained or learned, in each case, to the extent necessary to permit the Parties to perform their respective obligations under this Agreement and otherwise to exercise fully the licenses granted hereunder. Axys will provide at a minimum quarterly written reports (with copies to the JRPC) presenting a meaningful summary of the activities conducted by such Party pursuant to the Research Plan or in furtherance of the Collaboration. In addition, on reasonable request by a Party, the other Party will make presentations of its activities under this Agreement to inform such Party of the details of the work done



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      10.

under this Agreement. Know-How and other information regarding the research disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted under this Agreement.

    3.6 IDENTIFICATION OF NEMAPHARM TARGETS. In accordance with the Research Plan, Axys shall use Commercially Reasonable Efforts to identify potential NemaPharm Targets in the Research Field. Axys shall promptly notify Roche Bioscience of the discovery at any time during the first [*] after the Effective Date by Axys of a NemaPharm Target in the Research Field and with sufficient information including but not limited to, [*] for Roche to assess its interest in the NemaPharm Target.

    3.7 SCREENING OF COMPOUNDS; DISCONTINUATION OF DEVELOPMENT. Upon obtaining a license with respect to a NemaPharm Target in accordance with Section 4.2, Roche Bioscience [*] against such NemaPharm Target. Promptly after completing the screening of compounds against such NemaPharm Target, or at least on a semi-annual basis, Roche Bioscience shall provide written notice to Axys [*]. Such notice shall include [*]. Roche Bioscience shall, in its sole discretion, select compounds for further development; provided, however, that in the event that, having become obligated to pay at least one (1) milestone under this Agreement (beginning with Section 5.4.2) with respect to a NemaPharm Target, Roche Bioscience subsequently determines for any reason other than insufficient efficacy or safety not to pursue further development of any compounds acting against that NemaPharm Target or that NemaPharm Target, Roche Bioscience shall provide prompt notice of such intention to Axys (a "Notice of Abandonment"), and Axys shall have the rights set forth in Section 4.4.3 with respect to such compound and such NemaPharm Target.

    3.8 AXYS DEVELOPMENT OF GENE THERAPY PRODUCTS AND PROTEIN PRODUCTS. In the event that, in accordance with the license granted to Axys pursuant to Section 4.4.1, Axys determines to begin internal research and/or development efforts with respect to one or more Gene Therapy Products and/or Protein Products based on a NemaPharm Target licensed to Roche Bioscience under Section 4.2.1, or to commence efforts to license its rights for Gene Therapy Products or Protein Products to one or more Third Parties, Axys shall provide prompt written notice of such intention to Roche Bioscience, and Roche Bioscience shall thereupon have the rights set forth in Section 4.2.2.



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      11.

    3.9 FACILITY VISITS. Members of the JRPC shall have reasonable access to the facilities of the other Party where research activities pursuant to the Research Plan under this Agreement are in progress, for the sole purpose of performing their duties as members of the JRPC, but only during normal business hours and with reasonable prior notice. Each party shall bear its own expenses in connection with such visits.

4.  GRANT OF LICENSES

    4.1 RESEARCH LICENSES.

        4.1.1 Subject to the terms and conditions of this Agreement and during the Collaboration Term, Axys grants to Roche Bioscience a worldwide, non-exclusive license, including the right to grant sublicenses to Affiliates only, under the Axys Technology solely to conduct Collaboration activities in accordance with the Research Plan.

        4.1.2 Subject to the terms and conditions of this Agreement and during the Collaboration Term, Roche Bioscience, HLR and FHLR grant to Axys a worldwide, non-exclusive license, including the right to grant sublicenses to Affiliates only, under the Roche Bioscience Patent Rights and the Roche Bioscience Know-How solely to conduct Collaboration activities in accordance with the Research Plan. Within thirty (30) days after the end of the Collaboration Term, Axys shall return to Roche Bioscience all copies of documentation regarding Roche Bioscience Know-How and shall make no further use thereof except, in both cases, to the extent required to allow Axys to exercise the licenses granted to it pursuant to this Agreement. If the JRPC, prior to identification of a NemaPharm Target relative to a particular Roche Bioscience Gene, decides to discontinue work on such Roche Bioscience Gene, Axys shall return to Roche Bioscience all copies of documentation regarding Roche Bioscience Know-How for that particular Roche Bioscience Gene and shall make no further use thereof.

        4.1.3 For Internal Research Purposes. Axys grants to Roche Bioscience a worldwide, non-exclusive license, including the right to grant sublicenses to Affiliates only, to use the Results for its, and, as applicable, its Affiliates', evaluation of any NemaPharm Target solely for the purpose of licensing such Results pursuant to this Section 4

    4.2 LICENSES TO ROCHE BIOSCIENCE IN THE COMMERCIALIZATION FIELD.

        4.2.1 With respect to any NemaPharm Target, Axys hereby grants to Roche Bioscience and its Affiliates an exclusive and non-transferable option (exercisable solely during the [*] following written notice of identification of such NemaPharm Target in accordance with Section 3.6) upon written notice provided by Roche Bioscience to Axys, which is to be immediately



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      12.

acknowledged in writing by Axys, to obtain the following licenses, subject to the provisions of Article 5:

            (a) an exclusive (even as to Axys and its Affiliates) worldwide, royalty-bearing license, including the right to grant sublicenses to Affiliates or any Third Party, under the Axys Technology and Axys' interest in the Joint Patent Rights, to use each such NemaPharm Target with respect to which Roche Bioscience has exercised its option under this Section 4.2.1(a) to discover, develop, make, have made, use, sell, offer to sell, have sold and import Small Molecule Products and Antisense Products in the Commercialization Field; provided, however, [*] obligations set forth in Section 4.6 with respect to such NemaPharm Target;

            (b) a nonexclusive, worldwide, royalty-bearing license, including the right to grant sublicenses to Affiliates only, under the Axys Technology and Axys' respective interests in the Joint Patent Rights, to use each such NemaPharm Target with respect to which Roche Bioscience has exercised its option under this Section 4.2.1(b) to discover, develop, make, have made, use, sell, offer to sell, have sold and import Diagnostic Products in the Commercialization Field.

            (c) In the event that Roche Bioscience does not provide written notice of its exercise of such option with respect to a NemaPharm Target within the [*] following notice of identification of such NemaPharm Target in accordance with Section 3.6 or provides written notice of its intention not to exercise such option, the license granted by Roche Bioscience to Axys pursuant to Section 4.4.2 shall become effective and all rights with respect to such NemaPharm Target shall be retained by Axys.

    4.2.2 With respect to any NemaPharm Target licensed to Roche Bioscience, pursuant to Section 4.2.1, and effective upon the occurrence of the events described in Section 3.8, Axys hereby grants to Roche Bioscience and its Affiliates an exclusive and non-transferable right [*] to obtain a license under the Axys Technology, and Axys' interest in the Joint Patent Rights, including the right to grant sublicenses as allowed pursuant to this Agreement, to use such NemaPharm Target to discover, develop, make, have made, use, sell, offer to sell, have sold and import Gene Therapy Products and Protein Products in the Commercialization Field. Such right [*] shall be exercisable solely during the [*] following Roche Bioscience's receipt of written notice from Axys under
Section 3.8. During such [*], Roche Bioscience shall provide written notice to Axys, which is to be immediately acknowledged in writing by Axys, as to whether it would like to exercise its right [*] with respect to such NemaPharm Target pursuant to this Section 4.2.2. If Roche Bioscience does not elect to so exercise its right [*], or if such written notice from Roche Bioscience is not received within such [*], Roche Bioscience shall have no further rights under this Section



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      13.

4.2.2 with respect to such NemaPharm Target, and Axys shall be free to proceed with the discovery, development, manufacture, use and sale of Gene Therapy Products and Protein Products based thereon in the Commercialization Field either by itself or with one or more Third Parties. If Roche Bioscience does elect to exercise its right [*] with respect to such NemaPharm Target pursuant to this Section 4.2.2, then for a period of up to [*] following written notice of such election by Roche Bioscience, the Parties shall [*]; provided, however, that if at the end of such [*], the Parties have not reached mutual agreement with regard to such terms as evidenced by a written agreement, Roche Bioscience shall have no further rights with respect to such NemaPharm Target under this
Section 4.2.2, and Axys shall be free to proceed with the discovery, development, manufacture, use and sale of Gene Therapy Products and Protein Products based thereon in the Commercialization Field, either by itself or with one or more Third Parties.

    4.3 LICENSE TO ROCHE BIOSCIENCE OUTSIDE THE COMMERCIALIZATION FIELD. With respect to any NemaPharm Target licensed to Roche Bioscience pursuant to Section 4.2.1(a), Axys hereby grants to Roche Bioscience an exclusive and non-transferable right of first negotiation to obtain a license under the Axys Technology, and Axys' respective interests in the Joint Patent Rights, to use such NemaPharm Target to discover, develop, make, have made, use, sell, offer to sell, have sold and import Small Molecule Products and Antisense Products for indications outside the Commercialization Field. Such right of first negotiation shall be exercisable solely during the [*] following Roche Bioscience's exercise of its option to license such NemaPharm Target pursuant to Section 4.2.1(a). During such [*], Roche Bioscience shall provide written notice to Axys, which shall be acknowledged immediately in writing by Axys, as to whether it would like to exercise its right of first negotiation with respect to such NemaPharm Target pursuant to this Section 4.3. If Roche Bioscience does not exercise its right of first negotiation, or if such written notice from Roche Bioscience is not received within such [*], Roche Bioscience shall have no further rights under this Section 4.3 with respect to such NemaPharm Target, and Axys shall be free to proceed with the use of such NemaPharm Target for the discovery, development, manufacture, use and sale of Small Molecule Products and Antisense Products for indications outside the Commercialization Field either by itself or with one or more Third Parties. If Roche Bioscience does elect to exercise its right of first negotiation with respect to such NemaPharm Target pursuant to this Section 4.3, then for a period of up to [*] following written notice of such election by Roche Bioscience, the Parties shall negotiate in good faith regarding the terms (including but not limited to royalty rates, scope of exclusivity and milestone payments) upon which such license would be granted to Roche Bioscience. If at the end of such [*] period, the Parties have not reached mutual agreement with regard to such terms as evidenced by a written agreement, Roche Bioscience shall have no further rights with respect to such



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      14.

NemaPharm Target under this Section 4.3, and Axys shall be free to proceed with the use of such NemaPharm Target for the discovery, development, manufacture, use and sale of Small Molecule Products and Antisense Products for indications outside the Commercialization Field, either by itself or with one or more Third Parties.

    4.4 LICENSES TO AXYS

            4.4.1 With respect to any NemaPharm Target licensed to Roche Bioscience pursuant to Section 4.2.1 , Roche Bioscience, HLR and FHLR hereby grants to Axys an exclusive, worldwide, royalty-free license, with the right to sublicense, under the Roche Bioscience Technology and Roche Bioscience's interest in the Joint Patent Rights, to use such NemaPharm Target to discover, develop, make, have made, use, sell, offer to sell, have sold and import Axys Products.

            4.4.2 Effective upon the earlier of the expiration of Roche Bioscience's Option pursuant to Section 4.2.1 or the delivery of written notice to Axys of Roche Bioscience's election not to exercise such option, Roche Bioscience, HLR and FHLR hereby grant to Axys an exclusive, worldwide, royalty-free license, with the right to sublicense, under the Roche Bioscience Technology and Roche Bioscience's interest in the Joint Patent Rights, to use such NemaPharm Target to discover, develop, make, have made, use, sell, offer to sell, have sold and import (i) products for the prevention, treatment or diagnosis of any disease or disorder, that contain an antisense product, which consists of any complete, partial, altered or mutated RNA or DNA sequence complementary to or derived from an RNA or DNA sequence of such NemaPharm Target or any human or other animal homolog of that NemaPharm Target, (ii) products for the prevention, treatment or diagnosis of any disease or disorder that contain a small molecule [*] that is biologically active directly or indirectly against such NemaPharm Target or any corresponding human or other animal homolog, (iii) products or services or combinations thereof used for the diagnosis, prognosis and/or monitoring of progression of a disease or disorder or which predict an individual's response to drugs, including but not limited to, adverse events, effects and efficacy which are developed utilizing, or are comprised of, such NemaPharm Target or which incorporate any complete, partial, altered or mutated RNA or DNA sequence corresponding to or complementary to an RNA or DNA sequence of such NemaPharm Target or any human or other animal homolog of that NemaPharm Target and (iv) Axys Products.

            4.4.3 With respect to any compound or NemaPharm Target for which Roche Bioscience delivers to Axys a Notice of Abandonment, Roche Bioscience, HLR and FHLR hereby grant to Axys an exclusive and non-transferable right of first negotiation to obtain a license under the Roche Bioscience Technology and Roche Bioscience's interest in the Joint Patent Rights, to discover, develop, make, have made, use, sell, offer to sell, have sold and import products incorporating such compound or


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."

                                      15.

derivatives thereof or NemaPharm Target. Such right of first negotiation shall be exercisable solely during the [*] following Axys' receipt of a Notice of Abandonment from Roche Bioscience with respect to such compound or NemaPharm Target. During such [*], Axys shall provide written notice to Roche Bioscience as to whether it would like to exercise its right of first negotiation with respect to such compound or NemaPharm Target pursuant to this Section 4.4.3 . If Axys does not exercise its right of first negotiation, or if such written notice from Axys is not received within such [*], Axys shall have no further rights under this Section 4.4.3 with respect to such compound or NemaPharm Target, and Roche Bioscience shall be free to negotiate with Third Parties regarding rights to such compound or NemaPharm Target. If Axys does exercise its right of first negotiation with respect to such compound or NemaPharm Target pursuant to this
Section 4.4.3, then for a period of up to [*] following written notice of such election by Axys, the Parties shall negotiate in good faith regarding the terms upon which such license would be granted to Axys; provided, however, that if at the end of such [*], the Parties have not reached mutual agreement with regard to such terms as evidenced by a written agreement, Axys shall have no further rights with respect to such compound or NemaPharm Target under this Section 4.4.3, and Roche Bioscience shall be free to negotiate with Third Parties regarding rights to such compound or NemaPharm Target.

            4.4.4 Royalty payments shall be made to the Roche Party designated by Roche Bioscience according to ownership of the Roche Bioscience Patent Rights or other Know-How.

    4.5 SUBLICENSES. Each Party shall notify any permitted sublicensee hereunder of all rights and obligations of such Party under this Agreement licensed to such sublicensee.

    4.6 DILIGENCE OBLIGATIONS OF ROCHE BIOSCIENCE RELATED TO NEMAPHARM TARGETS. The licenses granted to Roche Bioscience with respect to a NemaPharm Target pursuant to this Article 4 will terminate, on a target-by-target basis, and all rights to such NemaPharm Target will revert to Axys in the event that Roche Bioscience does not satisfy the conditions in Sections 4.6.1 and 4.6.2.

            4.6.1 For Small Molecule Products, within [*] of licensing such NemaPharm Target, Roche Bioscience shall have [*] if Roche Bioscience meet the requirement in Section 4.6.2 [*]; and

            4.6.2

               (a) Within [*] of licensing such NemaPharm Target, Roche Bioscience shall have [*] in a screen incorporating a NemaPharm Target at a



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      16.

[*]; or, Antisense Product that disrupts the NemaPharm Target in an appropriate disease model state; or

               (b) Within [*] of licensing such NemaPharm Target, Roche Bioscience shall have [*] Diagnostic Product.

        4.6.3 After achievement of the requirement in Section 4.6.2, the licenses granted to Roche Bioscience with respect to a NemaPharm Target will also terminate on a target by target basis and all rights to such NemaPharm Target shall revert to Axys if Roche Bioscience thereafter fails to use Commercially Reasonable Efforts to [*].

    4.7 DILIGENCE OBLIGATIONS OF ROCHE BIOSCIENCE WITH RESPECT TO DEVELOPMENT AND PROMOTION OF ROCHE BIOSCIENCE PRODUCTS.

        4.7.1 REASONABLE EFFORTS. Roche Bioscience shall use Commercially Reasonable Efforts to [*].

        4.7.2 LACK OF DILIGENCE. In the event that Roche Bioscience (i) fails to use or continue to use Commercially Reasonable Efforts to [*] or (ii) notifies Axys in writing that it will not conduct further commercialization with respect to a particular Roche Bioscience Product and in either case [*], Roche Bioscience, HLR and FHLR will grant Axys an exclusive, non-transferable right of first negotiation to obtain an exclusive license under the Roche Bioscience Technology and Roche Bioscience's interest in the Joint Patent Rights for the Roche Bioscience Product for which Commercially Reasonable Efforts have not been expended or notice has been given to Axys as described in (ii) above.

        4.7.3 MARKETING PARTNER. Roche Bioscience shall notify its Affiliates that in the event that such Affiliate seeks a marketing partner for a Roche Bioscience Product in a specific country, such Affiliate should provide prompt written notice of



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      17.

such intention to Axys and give Axys an exclusive and non-transferable right of first negotiation to become such Affiliate's marketing partner in that country. Such right of first negotiation shall be exercisable solely during the [*] following Axys' receipt of written notice from such Affiliate under this Section
4.7.3. If Axys elects to exercise its right of first negotiation then for a period of [*] thereafter the parties shall negotiate in good faith regarding the terms of such marketing agreement. So long as Roche Bioscience fulfills its duty to notify its Affiliates pursuant to the first sentence in this Section 4.7.3, no breach of this Agreement shall arise from the provisions of this Section.

5.  PAYMENT OBLIGATIONS

    5.1 UPFRONT PAYMENT. Within ten (10) days after the Effective Date, Roche Bioscience shall pay to Axys a nonrefundable upfront fee of [*] in partial consideration of the licenses granted herein.

    5.2 RESEARCH FUNDING. During the Collaboration Term, including any extension thereof, Roche Bioscience agrees to provide Axys with research funding for a total of [*] at an annual rate of [*] to be used by Axys to pursue the activities set forth in the Research Plan; provided, however, that, in the event that the Collaboration Term is extended pursuant to Section 2.5, the annual rate per FTE will be increased for such extension period by a factor which reflects the increase, if any, in the U.S. Consumer Price Index, as reported as of the date that is sixty (60) days prior to the commencement of such extension period when compared to the comparable statistic for the Effective Date. Such research funding payments shall be made in accordance with the following schedule:

        AMOUNT OF PAYMENT           DATE PAYABLE
        [*]                         [*] after the Effective Date
        [*]                         [*] following the Effective Date
        [*]                         [*] after receipt of Final NemaPharm
                             Report pursuant to Section 3.5  and statement of account.

    5.3 TERM EXTENSION. In the event that the Collaboration Term is extended pursuant to Section 2.6, the payment schedule for research funding during such extended period shall be agreed upon in writing by the Parties. Upon a decision of the JRPC, the number of FTEs to be supported by Roche Bioscience may be increased to support Collaboration efforts.

    5.4 MILESTONE PAYMENTS. Within [*] after achievement of each of the milestones set forth below, Roche Bioscience shall pay to Axys the nonrefundable milestone payment set forth below, on a target-by-target basis:



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      18.

        5.4.1 [*] Upon [*] with respect to each NemaPharm Target pursuant to
Section 4.2.1 ;

        5.4.2 [*] Upon identification by Roche Bioscience of [*]; provided, however, that this milestone shall be [*];

        5.4.3 [*] Upon the [*];

        5.4.4 [*] Upon the [*] for a Small Molecule Product or Antisense Product; provided, however, that this milestone shall be [*];

        5.4.5 With respect to a Diagnostic Product:

            (a) [*] Upon the occurrence of each of:

                (i) the [*] of a Diagnostic Product for which [*] for the first Diagnostic Product ; and

                (ii) the [*] for such Diagnostic Product or the derivative thereof for the first Diagnostic Product ; or

            (b) [*] Upon the [*] for the first Diagnostic Product [*];

        5.4.6 [*] upon the [*] for a Small Molecule Product or Antisense Product [*];

        5.4.7 [*] Upon [*] for each Small Molecule Product and each Antisense Product; provided, however, that this milestone shall [*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      19.

        [*];

        5.4.8 [*] Upon [*] for each Diagnostic Product; and

        5.4.9 [*] Upon [*] for each Small Molecule Product and each Antisense Product; provided, however, that this milestone shall [*].

    5.5 [*]

    5.6 ROYALTY PAYMENTS.

        5.6.1 SMALL MOLECULE PRODUCTS. Roche Bioscience shall pay to Axys the following royalty on Net Sales of each Small Molecule Product:

            (a) [*] of Net Sales on the [*];

            (b) [*] of Net Sales on the portion of aggregate worldwide Net Sales between [*] and [*];

            (c) [*] of Net Sales on the portion of aggregate worldwide Net Sales between [*] and [*]; and

            (d) [*] of Net Sales on the portion of aggregate worldwide Net Sales exceeding [*].

        5.6.2 Antisense Products. Roche Bioscience shall pay to Axys a royalty of [*] on Net Sales of each Antisense Product.

        5.6.3 DIAGNOSTIC PRODUCTS. Roche Bioscience shall pay to Axys a royalty of [*] on Net Sales of each Diagnostic Product.

        5.6.4 ROYALTY TERM. Royalties for sales of any Roche Bioscience Product in any given country shall be paid for a period equal to the Royalty Term. In the event that, in a given country, patents included in the Axys Patent Rights, the Roche Bioscience Patent Rights, or the Joint Patent Rights covering a Roche Bioscience Product



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      20.

have issued in such country, all such issued patents in that country have expired and the Royalty Term is still in effect, then the royalties payable under this Section 5.6 on sales of such Roche Bioscience Product in that country shall be [*] from and after the date of expiration of the last to expire of such issued patents unless and until a patent included in the Axys Patent Rights, or the Joint Patent Rights covering such Roche Bioscience Product thereafter issues in such country.

        5.6.5 COMBINATION PRODUCT. Net Sales on a Combination Product shall be the [*] by Roche Bioscience, its Affiliates or Sublicensees from a sale of a Roche Bioscience Product containing only a compound discovered or developed using the NemaPharm Target (NemaPharm Target Sole Product) as an active ingredient in an arm's length transaction with an unAffiliated third party. If the NemaPharm Target Sole Product is not sold separately, the Parties shall [*] for such NemaPharm Target Sole Product. The Net Sales upon which a royalty is paid shall then be computed by [*].

    5.7 THIRD PARTY ROYALTIES. Roche Bioscience shall be responsible for the payment of royalties under all Third Party licenses that are payable in connection with each Roche Bioscience Product's development and commercialization and that are incurred by Roche Bioscience, the costs of conducting the clinical trials and the costs associated with Regulatory Approval. Notwithstanding the foregoing or the provisions of Section 5.6.2, Roche Bioscience shall be entitled to [*] with respect to sales of such Antisense Product; provided, however, that in no event will the effect of this
Section 5.7 cause the royalty payable to Axys with respect to such Antisense Product under Section 5.6.3 to [*] of Net Sales.

    Axys will discuss with Roche Bioscience Third Party licenses that it proposes to enter into after the Effective Date. At the time that Axys obtains a license under Section 4.4.2 or after Roche Bioscience has elected not to acquire a license, Axys shall become responsible for payment of royalties that thereafter accrue under Third Party licenses described above with respect to the compounds so licensed.

6.  PAYMENTS; RECORDS; AUDITS

    6.1 PAYMENT; REPORTS. All royalty payments due to Axys under this Agreement shall be paid within [*] of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales of Roche Bioscience Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made.



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      21.

    6.2 EXCHANGE RATE; MANNER AND PLACE OF PAYMENT. All payments shall be in United States dollars. Any required conversion of Adjusted Gross Sales, Net Sales and any milestone or royalty amounts to Untied States dollars shall be done using the monthly average rate of exchange for the calendar month in which such Adjusted Gross Sales, Net Sales and any royalty or milestone amounts were incurred or first determined.

        6.2.1 The conversion from a foreign currency to United States dollars shall be made by using the average of the daily official rates of exchange for each day in the calendar month, using the rates of exchange as computed in Roche's central foreign currency exchange data base built from the Reuters System, or another qualified source that is mutually acceptable to the parties. Roche shall disclose to Axys the contents of such central foreign currency exchange data base.

        6.2.2 To the extent that free conversion from the local currency to United States dollars is permitted, payments shall be made in United States dollars to a bank account designated by the creditor party. If, due to restrictions or prohibitions imposed by a national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and a party shall, from time to time, deal with such moneys as the other party(s) may lawfully direct, but at no additional out-of-pocket expense. Notwithstanding the foregoing, if required remittances in any country cannot be converted or remitted to a party for any reason within three (3) months after such remittance is otherwise due, then the remitting party shall be obligated to deposit the local currency equivalent of the required United States dollar remittance in a bank account in such country in the name of the other party(s). If free conversion of such funds to United States dollars is not possible within twelve (12) months of the original remittance due date, the remitting party shall pay to the other party(s) at such time the United States dollar equivalent of such local currency funds (including any interest earned from the deposit of the local currency) and the local currency account shall become the property of the remitting party. The conversion of local currency to United States dollars shall be based on the monthly average rate of exchange for the calendar month immediately preceding the month in which such remittance is made, as such average rate of exchange is computed above.

    6.3 LATE PAYMENTS. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due without Force Majeure pursuant to Section 14.2, the payment shall accrue interest from the date due at the average one (1) month London Interbank Offered Rates, as reported by Datastream from time to time, plus one hundred (100) basis points, per month; provided, however, that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit any Party from exercising any other rights it may have as a consequence of the lateness of any payment.



                                      22.

    6.4 RECORDS AND AUDITS. For a period of [*] after the end of the calendar year of sale of a Roche Bioscience Product, Roche Bioscience shall maintain and cause its Affiliates and sublicensees to maintain books of account and complete and accurate records pertaining to the sale or other disposition of Roche Bioscience Products and of the royalty and other amounts payable under this Agreement in sufficient detail to permit Axys to confirm the correctness of such items. Upon timely request by Axys, Roche Bioscience agrees to instruct its independent accounting firm to perform, during Roche Bioscience's annual audit, such additional auditing and accounting procedures as are reasonably necessary to enable such accounting firm to confirm to Axys the correctness of (i) the amounts stated in any reports provided by Roche Bioscience; and (ii) to the extent specifically and reasonably requested, in a timely manner, by Axys, other relevant details pertaining to the sale or other disposition of Roche Bioscience Products and of the royalty and other amounts payable or receivable under this Agreement, including the relevant details of Adjusted Gross Sales and Net Sales; such additional accounting and auditing procedures need only be performed for countries specifically requested by the authorized representative of Axys. Such audit shall be performed no more than once per year and shall occur no more than once with respect to records covering any specific period of time. All information, data, documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements or compliance with this Agreement, shall be treated as Roche Bioscience's Confidential Information subject to the obligations of this Agreement. Axys shall pay for any reasonable expense over and above Roche's regular audit fee, if any, incurred for such additional audit work.

    The failure of Axys to request verification of any royalty calculation during the period when records must be maintained shall be considered acceptance of the accuracy of such reporting. In the event that such audit shall indicate that in any calendar year, the royalties that should have been paid by Roche Bioscience are greater that those that were actually paid by Roche Bioscience, then Roche Bioscience shall promptly pay the underpaid amount to Axys and/or its Affiliates and in the event that the royalties that should have been paid by Roche Bioscience are at least [*] than those that were actually paid by Roche Bioscience, then Roche Bioscience [*], Adjustments in the amounts due because of an audit shall be settled on or before the next quarterly payment date. In the event that such audit shall indicate that in any calendar year the royalties that were actually paid by Roche Bioscience are greater than those that should have been paid, then such overpayment shall be credited to the next royalty payment due to Axys if there is to be one within six (6) months; otherwise Axys shall remit such overpayment to Roche Bioscience within thirty
(30) days after receipt of written notice to that effect. Any payments due pursuant to the terms of this Section 6.4 that are not paid on or before the date such payments are due shall bear interest at the rate described in Section 6.3.

* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."


                                      23.

    6.5 TAXES. Roche Bioscience shall be entitled to withhold from a royalty or other payment due Axys, the amount, if any, of any withholding tax assessable to the party due the payment, provided evidence of payment of any such tax is promptly provided to the Party for which the tax is withheld. If any taxes (other than value-added taxes) are imposed on payments of royalties to Axys and are required to be withheld therefrom, such taxes shall be for the account of Axys, respectively, and the payments due to the Party for which tax is withheld shall be reduced accordingly. Roche Bioscience shall advise Axys and provide it with copies of the tax receipts for all taxes deducted from the payment of royalties due them.

    6.6 PROHIBITED PAYMENTS. Notwithstanding any other provision of this Agreement, if any Party is prevented from paying any such royalty by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which accrued to the other Party's account in a bank acceptable to the other Party in the country whose currency is involved.

7.  PATENT RIGHTS AND INFRINGEMENT

    7.1 OWNERSHIP OF PATENT RIGHTS. Roche Bioscience shall own all right, title, and interest in and to all Roche Bioscience Patent Rights and Roche Bioscience Know-How and all inventions conceived of and reduced to practice during the Collaboration Term solely by its employees and agents, and all patent applications and patents claiming such inventions. Axys shall own all right, title, and interest in and to all Axys Patent Rights and Axys Know-How and all inventions conceived of and reduced to practice during the Collaboration Term solely by its employees and agents, and all patent applications and patents claiming such inventions. All inventions conceived of and reduced to practice jointly by employees or agents of Roche Bioscience and/or its Affiliates, on the one hand, and employees or agents of Axys and/or its Affiliates, on the other hand, and all Joint Patent Rights claiming such inventions, shall be owned jointly by Roche Bioscience and/or its Affiliates and Axys and/or its Affiliates.

    7.2 CONFIDENTIALITY OBLIGATIONS. Each Party hereby represents and warrants that all employees and Persons (Persons shall include individuals and any business entity) acting on its behalf in performing its obligations under this Agreement shall be obligated to assign to it, or as it shall direct, all inventions, ideas, trade secrets, copyrights conceived by such employees or other Persons and all such employees and other Persons shall be subject to confidentiality provisions at least as restrictive as those in this Agreement.

    7.3    PROSECUTION AND MAINTENANCE OF PATENT RIGHTS.



                                      24.

        7.3.1 It is the intention of the Parties to secure broad patent protection for discoveries and inventions made in connection with the Collaboration. Roche Bioscience shall be responsible for the filing, prosecution and maintenance of all Roche Bioscience Patent Rights and all patent applications and patents covering Roche Bioscience Know-How and any discoveries and inventions conceived of or reduced to practice by its employees and agents in the course of the Collaboration. Axys shall be responsible for the filing, prosecution and maintenance of all Axys Patent Rights and all patent applications and patents covering the Axys Know-How and any discoveries and inventions conceived of or reduced to practice by the employees and agents of Axys and/or its Affiliates in the course of the Collaboration. Each Party shall consider in good faith the requests and suggestions of the other Party with respect to strategies for filing and prosecuting such patent applications. The inventing Party shall keep the other Party informed of progress with regard to the filing, prosecution, maintenance, enforcement and defense of patents applications and patents subject to this Section 7.3.1.

        7.3.2 [*] shall be responsible for the filing, prosecution, and maintenance of all Joint Patent Rights, provided that [*] shall have the sole right to decide to keep an invention as a trade secret instead of filing for patent protection provided that [*] holds a license to such invention or, if such invention is related to a NemaPharm Target, has not yet [*]. [*] shall furnish [*] copies of all relevant documents with respect to preparation, filing, prosecution and maintenance of such Joint Patent Rights on a regular basis reasonably in advance of any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office. [*] shall consult [*] as to the preparation, filing, prosecution, and maintenance of such Joint Patent Rights on a regular basis. Selection of outside counsel relative to Joint Patent Rights shall be with the concurrence of [*] shall not be unreasonably withheld. In the event that [*] desires to abandon any Joint Patent Right, [*] shall provide reasonable prior written notice [*] of such intention to abandon, and [*] shall have the right, at its expense, to prepare, file, prosecute, and maintain any such Joint Patent Right and in such event [*] shall have no further rights in relation to such Joint Patent Right. Nothing herein shall negate [*] license or other rights under the Joint Patent Rights. Except for the abandonment provision above , reasonable expenses associated with the prosecution and maintenance of the Joint Patent Rights shall be shared equally between the Parties.

    7.4 COOPERATION OF THE PARTIES. Each Party agrees to cooperate fully in the preparation, filing, and prosecution of any Patent Rights under this Agreement. Such cooperation includes, but is not limited to:

        7.4.1 making, executing and delivering any and all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, and performing any and all acts necessary for a Party to prepare, file,

* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."


                                      25.

prosecute and maintain Patent Rights, or, so as to effectuate the ownership of Patent Rights set forth in Section 7.1 and to enable the other Party to apply for and to prosecute and maintain patent applications and patents in any country; and

        7.4.2 promptly informing the other Party of any matters coming to such party's attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications and patents.

    7.5 INFRINGEMENT BY THIRD PARTIES. Roche Bioscience and Axys shall promptly notify each other in writing of any alleged or threatened infringement of any patent included in the Axys Patent Rights, the Roche Bioscience Patent Rights or the Joint Patent Rights of which it becomes aware. The Parties shall use their best efforts in cooperating with one another to terminate such infringement without litigation. Axys shall have the sole right to bring and control any action or proceeding with respect to infringement of any patent included in the Axys Patent Rights at its own expense and by counsel of its own choice. Roche Bioscience shall have the sole right to bring and control any action or proceeding with respect to infringement of any patent included in the Roche Bioscience Patent Rights at its own expense and by counsel of its own choice. Roche Bioscience shall have the first right to bring and control any action or proceeding with respect to infringement of any patent included in any Joint Patent Rights at its own expense and by counsel of its own choice, and Axys shall have the right to be represented in any action involving such Joint Patent Rights at its own expense and by counsel of its own choice. If Roche Bioscience fails to bring an action or proceeding with respect to any infringement of any Joint Patent Rights within (i) [*] following the notice of alleged infringement or (ii) [*] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Axys shall have the right to bring and control any such action at its own expense and by counsel of its own choice, and Roche Bioscience shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

    In the event a Party brings an infringement action, the other Parties shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney. No Party shall have the right to settle any patent infringement litigation under this Section 7.5 in a manner that diminishes the rights or interests of another Party or obligates another Party to make any payment or take any action without the consent of such other Party. Except as otherwise agreed to by the Parties as part of a cost sharing arrangement, any recovery realized as a result of such litigation involving any Joint Patent Rights, after reimbursement of any reasonable litigation expenses of Roche Bioscience, and Axys shall belong to the Party who brought the action. With respect to any recovery net of litigation expenses relative to Joint Patent Rights received by Roche Bioscience, to the extent compensatory for expected but lost sales by Roche Bioscience of a Product, such net recovery shall [*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      26.

[*] of this Agreement, and, to the extent punitive, Roche Bioscience shall [*] with Axys.

    7.6 INFRINGEMENT OF THIRD PARTY RIGHTS. Roche Bioscience and Axys shall promptly notify one another in writing of any allegation by a Third Party that the activity of any of the Parties in connection with this Collaboration infringes or may infringe the intellectual property rights of such Third Party. Roche Bioscience shall have the first right to control any defense of such claim at its own expense and by counsel of its own choice, and Axys shall have the right, at their own expense, to be represented in any such action by counsel of their own choice. If Roche Bioscience fails to proceed in a timely fashion with regard to such defense, Axys shall have the right to control any such defense of such claim at its own expense and by counsel of its own choice, and Roche Bioscience shall have the right, at its own expense, to be represented in any such action by counsel of its own choice. No Party shall have the right to settle any patent infringement litigation under this Section 7.6 in a manner that diminishes the rights or interests of another Party or obligates another Party to make any payment or take any action without the consent of such other Party.

8.  INDEPENDENT CONTRACTOR

    This Agreement shall not constitute, create, or otherwise imply a joint venture, pooling arrangement, partnership or formal business organization of any kind. The parties agree that the obligations and duties of each party arising under this Agreement regardless of whether shared, identical, or otherwise similar, are separate and distinct from the obligations and duties of the other party. Actions or failures to act by one party shall not confer joint and several liability to the other party. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever. No party shall be liable for any act, omission, representation, obligation, or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

9.  CONFIDENTIALITY

    9.1 NONDISCLOSURE. During the longer of the Collaboration Term and the Royalty Term, and for a period of [*] thereafter, each Party shall maintain all Confidential Information as confidential and shall not disclose any Confidential Information to any Third Party or use any Confidential Information for any purpose except (a) as expressly authorized by this Agreement, (b) as required by law or court order or (c) to its Affiliates. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      27.

Information. Each Party will promptly notify the others upon discovery of any unauthorized use or disclosure of the Confidential Information.

    9.2 EXCEPTIONS. Confidential Information shall not include any information which the receiving Party can prove by competent, written evidence:

        9.2.1 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally publicly known or available;

        9.2.2 is known by the receiving Party at the time of receiving such information, as evidenced by its records;

        9.2.3 is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

        9.2.4 is independently developed by the receiving Party without the aid, application or use of Confidential Information; or

        9.2.5 is the subject of a written permission to disclose provided by the disclosing Party.

    9.3 PUBLICATIONS. Each Party to this Agreement recognizes that the publication of papers, abstracts, presentations, or other public disclosures ("Publications") regarding results of Collaboration activities hereunder may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information and Patent Rights. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any U.S. or foreign patent application until such U.S. or foreign patent application has been published. Accordingly, each Party shall have the right to review, comment upon and approve any proposed Publication by the other Party that utilizes data generated from the Collaboration activities and/or includes Confidential Information of the other Party. Before any such Publication is submitted, the Party proposing the Publication shall deliver a complete copy to the other Party at least [*] prior to submitting the proposed Publication to a third party. The receiving Party shall review any such proposed Publication and give comments to the submitting Party within [*] of the delivery of such proposed Publication to the receiving Party. The submitting Party shall comply with the other Party's requests to delete references to such other Party's Confidential Information in any such proposed Publication and agrees to withhold Publication of same for an additional [*] days in order to permit the Parties to obtain patent protection, if either of the Parties deem it necessary, in accordance with the terms of this Agreement.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS


* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."

                                      28.

    10.1 CORPORATE POWER. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

    10.2 DUE AUTHORIZATION. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

    10.3 BINDING AGREEMENT. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

    10.4 DISCLAIMER OF WARRANTIES. No Party to this Agreement guarantees the safety or usefulness of any Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY TO ANY OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, VALIDITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

    10.5 MUTUAL INDEMNIFICATION. Each Party hereby agrees to save, defend, hold harmless and indemnify the other Party and its officers, directors, employees, consultants and agents harmless from and against any and all suits, claims, actions demands, liabilities, expenses and losses, including reasonable legal expense and attorneys' fees ("Losses") resulting directly or indirectly from the manufacture, development, use, handling, storage, sale or other disposition of chemical agents or Products by such Party, its Affiliates or sublicensees, except to the extent such Losses result from the gross negligence or willful misconduct of the Party claiming a right of indemnification under this Section 10.5, provided that Roche Bioscience's indemnification shall not extend to patent infringement allegations relative to the Joint Patent Rights, Axys Patent Rights, Axys Know-How, and Axys' obligations shall not extend to allegations of infringement involving Joint Patent Rights, Roche Bioscience Patent Rights, or Roche Bioscience Know-How. In the event a Party seeks indemnification under this
Section 10.5, it shall inform the other Party in writing of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the other Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other Party) in the defense of the claim.

11. TERM AND TERMINATION



                                      29.

    11.1 TERM. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided herein, the rights and obligations of the Parties under this Agreement, shall expire on the later of (i) the last day of the Royalty Term, or (ii) if no NemaPharm Target has been identified, then five years after the Effective Date.

    11.2 TERMINATION FOR CAUSE. Either Party may terminate this Agreement during the Collaboration Term or during the Royalty Term, as applicable, upon [*] written notice upon the occurrence of any of the following:

        11.2.1 Upon or after the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

        11.2.2 Upon or after the breach of any material provision of this Agreement by the other Party if the breaching Party has not cured such breach (or if such breach is not reasonably capable of being cured within such [*] period, and the defaulting Party is diligently proceeding to cure such breach) and the breach could not be settled by arbitration within the [*] period following written notice of termination by the other Party. As a general rule, termination shall apply NemaPharm Target by NemaPharm Target, Product by Product and country by country rather than to the Agreement as a whole.

    11.3 EFFECT OF EXPIRATION OR TERMINATION.

        11.3.1 Expiration or termination of the Collaboration Term or the Royalty Term, as applicable, shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 6.4, 7.1, 10.4, 10.5, and 11.3, Articles 9, 13 and 14 shall survive termination or expiration of both the Collaboration Term and the Royalty Term.

        11.3.2 Without limiting any remedies otherwise available to a Party, if such Party terminates this Agreement for cause pursuant to Section either prior to the end of the Collaboration Term or prior to the end of the Royalty Term,
(i) all licenses granted by such Party to the other Party hereunder shall terminate and revert to the non-breaching Party, (ii) the breaching Party shall return to the non-breaching Party all of the non-breaching party's Confidential Information (retaining one copy thereof for the breaching party's records), and
(iii) in addition to the survival of certain rights and obligations of the Parties pursuant to Section 11.4.1 [*] under this Agreement.



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                      30.

12. PUBLICITY

    12.1 PUBLICITY REVIEW. Roche Bioscience and Axys will jointly discuss and agree, based on the principles of Section 12.2, on any statement to the public regarding the execution and the subject matter of this Agreement or any other aspect of this Agreement, except with respect to disclosures required by law or regulation. Neither Party shall use the name of the other Party, or name(s) of the other Party's officers, directors, employees, or agents, in any public statement, prospectus, annual report, or press release without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of five (5) business days to review such press release, prospectus, annual report, or other public statement.

    12.2 STANDARDS. In the discussion and agreement referred to in Section 12.1, the principles observed by Roche Bioscience and Axys will be accuracy, the requirements for confidentiality under Article 9, the advantage a competitor of Roche Bioscience or Axys may gain from any public or Third Party statements under Section 12.1, the requirements of disclosure under any securities laws or regulations of the United States, including those associated with public offerings, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to Roche Bioscience and Axys.

13. DISPUTE RESOLUTION

    13.1 DISPUTES. The Parties recognize that disputes as to certain matters may from time to time arise which relate to either party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 13 if and when such a dispute arises between the Parties.

    13.2 PROCEDURE.

        13.2.1 If the Parties or the JRPC cannot resolve the dispute within twenty (20) days of formal request by either Party to the other, either Party may, by written notice to the other, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated officers are as follows:

               For Roche Bioscience:        President

               For Axys:                    President



                                      31.

        13.2.2 Any unresolved disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Arbitration shall be held in San Francisco, California, according to the American Arbitration Association ("AAA") rules. The arbitration shall be conducted by a single arbitrator mutually chosen by the Parties. If the Parties cannot agree upon a single arbitrator within fifteen
(15) days after the institution of the arbitration proceeding, then the arbitration shall be conducted by a single neutral, impartial and independent arbitrator appointed in accordance with AAA rules. All arbitrator(s) eligible to conduct the arbitration must agree to render their opinion(s) within thirty (30) days of the final arbitration hearing. No arbitrator (nor the panel of arbitrators) shall have the power to award punitive damages under this Agreement and such award is expressly prohibited. Decisions of the arbitrator(s) shall be final and binding on all of the Parties. Judgment on the award so rendered may be entered in any court having jurisdiction thereof. In any arbitration pursuant to this Agreement, the arbitrators shall apply the laws of the State of California. Except as required by law, no Party, nor the arbitrator, may publicly disclose the existence, content, or results of any arbitration hereunder with the prior written consent of all Parties participating in the arbitration.

14. MISCELLANEOUS

    14.1 ASSIGNMENT.

        14.1.1 Notwithstanding any provision of this Agreement to the contrary, any Party may assign any or all of its rights or obligations under this Agreement in any country to any Affiliates; provided, however, that such assignment shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement.

        14.1.2 Any Party may also assign its rights or obligations under this Agreement with the prior written consent of the other Party. This Agreement shall survive (i) any merger or reorganization of a Party with or into another Party, and (ii) any sale of all or substantially all of the assets of a Party to a Third Party. No consent for such transaction shall be required hereunder; provided, however, that in the event of such transaction, intellectual property rights of a Party to such transaction, other than one of the Parties to this Agreement (the "Acquiring Party"), shall not be included in the technology licensed hereunder unless shareholders of a Party hereto beneficially own 50% or more of the total outstanding voting stock or other voting rights of such Acquiring Party and a majority control of the Board of Directors of the Acquiring Party immediately following such transaction.



                                      32.

        14.1.3 This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

    14.2 FORCE MAJEURE. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, earthquake, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party; provided, however, that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such condition; and provided further, that the other Party may suspend any payment obligations due under this Agreement until the defaulting Party resumes its performance if such condition continues for a period of one hundred eighty (180) days or more.

    14.3 PAYMENT IN U.S. DOLLARS. All payments due to a Party under this Agreement shall be paid in U.S. Dollars.

    14.4 NOTICES. Any notices or communications provided for in this Agreement to be made by any of the Parties to the other shall be in writing, in English, and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the addresses or facsimile numbers below. A Party may by like notice specify an address to which notices and communications shall thereafter be sent.

If to Roche Bioscience:

Roche Bioscience                           With a copy to:
3401 Hillview Avenue                       Roche Bioscience
Palo Alto, CA 94304                        A division of Syntex (U.S.A.) Inc.
Attention:  Vice President, Neurobiology   3401 Hillview Avenue
                                           Palo Alto, CA 94304
Fax: (650)852-1932                         Attn:  Vice President, Legal Affairs
                                           Fax:  (650) 852-1338



If to Axys:

                                           With a copy to:
Axys Pharmaceuticals, Inc.                 Axys Pharmaceuticals, Inc.
180 Kimball Way                            11099 N. Torrey Pines Road, Suite 160
South San Francisco, CA 94080              La Jolla, CA 92037
                                           Attention:  Senior Director, Legal
Attention:  President and Chief Operating Officer



                                      33.

Fax:  (619) 452-6653                       Fax:  (619) 452-4378

If to F. Hoffmann-La Roche Ltd.            With a copy for both F. Hoffmann-La
                                           Roche Ltd and Hoffmann-La Roche,
                                           Inc. to Roche Bioscience
                                           Vice President, Legal
                                           Affairs at the address above.


F. Hoffmann-La Roche Ltd
Corporate Law, Building 21
H-4070 Basel
Switzerland Fax: 41-61-688-1396



If to Hoffmann-La Roche, Inc.

Hoffmann-La Roche, Inc.
General Counsel
340 Kingsland St
Nutley, New Jersey 07110-1199       Fax: 973-235-3500

    14.5 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state, without regard to the choice of law provisions of it or any other jurisdiction.

    14.6 WAIVER. Except as specifically provided for herein, the waiver from time to time by the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies provided in this Agreement.

    14.7 SEVERABILITY. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alter-native to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

    14.8 ENTIRE AGREEMENT. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings among the Parties hereto, and supersedes and terminates all prior agreements and understanding among the Parties with respect to the subject matter hereof. There are



                                      34.

no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, among the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

    14.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                      35.

    IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

ROCHE BIOSCIENCE, A DIVISION OF        AXYS PHARMACEUTICALS, INC.
SYNTEX (U.S.A.) INC.



By: /s/ Roger Whiting                  By:
   ---------------------------------      --------------------------------------



Name: Roger Whiting                    Name:
     -------------------------------        ------------------------------------



Name: /s/ James N. Woody
     -------------------------------



Name: James N. Woody
     -------------------------------



NEMAPHARM, INC.                        SEQUANA THERAPEUTICS, INC.



By: /s/ Daniel H. Petree               By: /s/ Daniel H. Petree
   ---------------------------------      --------------------------------------



Name: Daniel H. Petree                 Name: Daniel H. Petree
     -------------------------------        ------------------------------------



Title:                                 Title:
     -------------------------------        ------------------------------------



For purposes of Sections 4.1.2, 4.4 and 4.7.2 only:

F. HOFFMANN-LA ROCHE LTD.              HOFFMANN-LA ROCHE, INC.


By: /s/ Claudius Wamlek                By: /s/ Stefan Arnold
   ---------------------------------      --------------------------------------



Name: Claudius Wamlek                  Name: Stefan Arnold
     -------------------------------        ------------------------------------






                                      36.

Title:                                 Title:
     -------------------------------        ------------------------------------




                                      37.

                                  EXHIBIT 1.45

                             ROCHE BIOSCIENCE GENES



[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       2.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       3.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       4.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       5.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       6.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       7.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       8.

                                    EXHIBIT A

                                  RESEARCH PLAN



[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       9.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       10.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       11.

[*]



* "Certain confidential information contained in the document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended."



                                       12.